UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 18, 2006

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) On August 18, 2006, Cal-Maine Foods, Inc. (the “Company”) determined that the firm of Ernst & Young LLP (“E&Y”) would no longer serve as the Company’s independent accounting firm. E&Y had served in that capacity since 1989. The Company decided that a change in its independent accounting firm would be appropriate.

During the fiscal years ended June 3, 2006 and May 28, 2005 and the subsequent interim period, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have been referred to in their reports. E&Y’s reports on the Company’s financial statements for the fiscal years ended June 3, 2006 and May 28, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent accountants was approved by the Audit Committee of the Company’s Board of Directors.

Attached as an exhibit to this Form 8-K is a letter from E&Y indicating their response to the statements made by the Company in this Form 8-K.

(b) On August 21, 2006, the Company engaged the independent accounting firm of Moore Stephens Frost, PLC (“Moore”) to serve as its new auditing firm.

During the fiscal years ended June 3, 2006 and May 28, 2005, and the subsequent interim period, the Company did not consult with Moore regarding either: (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a) (1) (iv) of Form 8-K) or a reportable event (as defined in Item 304(a) (1) (v) of Form 8-K).

The decision to change independent accountants was approved by the Audit Committee of the Company’s Board of Directors.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    EXHIBITS

The following exhibit is filed herewith:

EXHIBIT NUMBER   DOCUMENT

16	Letter, dated August 22, 2006, from Ernst &Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: August 22, 2006	By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and Chief Executive Officer